                   ENTERGY POWER MARKETING CORPORATION
         (a wholly-owned subsidiary of Entergy Corporation)
                       BALANCE SHEET (UNAUDITED)
                            March 31, 1998
                   (in thousands, except for shares)

                         ASSETS
Current Assets:
  Cash and cash equivalents                                              $117,743
  Accounts receivable                                                      75,907
  Accounts receivable - associated companies                                  545
  Natural gas inventory - at average cost                                   1,154
  Prepayments and other assets                                             19,240
                                                                         --------
           Total current assets                                           214,589
                                                                         --------

Leasehold improvements and equipment                                        2,270
Less: accumulated depreciation and amortization                               370
                                                                         --------
           Leasehold improvements and equipment, net                        1,900

           Total Assets                                                  $216,489
                                                                         ========
          LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Accounts payable                                                        $70,693
  Accounts payable - associated companies                                   9,113
  Accrued taxes                                                               212
  Other                                                                    30,881
                                                                         --------
           Total current liabilities                                      110,899
                                                                         --------

Commitments and contingencies

Shareholder's Equity:
  Common stock, no par value, 1,000 shares authorized;
    250 shares issued and outstanding                                       2,500
  Additional paid-in capital                                               97,500
  Retained earnings                                                         5,590
                                                                         --------
           Total shareholder's equity                                     105,590
                                                                         --------

           Total Liabilities and Shareholder's Equity                    $216,489
                                                                         ========
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

                   ENTERGY POWER MARKETING CORPORATION
           (a wholly-owned subsidiary of Entergy Corporation)
                   STATEMENT OF OPERATIONS (UNAUDITED)
               For the twelve months ended March 31, 1998
                          (in thousands)

Energy commodity sales and other revenue                                 $672,437
Energy commodity purchases                                               (651,567)
                                                                         --------
Gross profit                                                               20,870

Selling, general and administrative expenses:
   Operating expenses                                                       3,009
   General and administrative                                              10,360
   Depreciation and amortization                                              368
                                                                         --------
           Total                                                           13,737
                                                                         --------

Operating income                                                            7,133

Other Income (Expense):
   Interest income                                                          2,444
   Interest expense                                                           (88)
                                                                         --------
          Total                                                             2,356
                                                                         --------

Income Before Income Taxes                                                  9,489

Income Taxes                                                                3,726
                                                                         --------

Net Income                                                                 $5,763
                                                                         ========


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